BYLAWS of the FEDERAL HOME LOAN BANK OF DES MOINES As Amended and Restated, effective December 8, 2021 ARTICLE I Offices Section 1. Principal Office: The principal office of the Bank is to be located in the City of Des Moines, County of Polk, State of Iowa, or at such other place as may be designated in accordance with applicable law and regulation. Section 2. Other Offices: In addition to its principal office, the Bank may maintain offices at any other place, or places. ARTICLE II Law Applicable to Corporate Governance and Indemnification Practices Section 1. General: The Federal Home Loan Bank Act, as amended from time to time (the “Act”) at 12 U.S.C. 1421 et. seq., and the Safety and Soundness Act at 12 U.S.C. 4526 as the authorizing statute and federal law respectively governing the Bank, along with the implementing rules and regulations of the Federal Housing Finance Agency (“Finance Agency”) govern (emphasis added) the corporate governance and indemnification practices and procedures of the Bank. To the extent not inconsistent with the above, Finance Agency regulation 12 CFR 1239.3, as of March 18, 2016 provides, that the Bank will elect to follow a prescribed state or model code of substantive corporate law as it relates to: i) the directors’ standard of care and ii) indemnification of directors. Section 12 CFR 1239.3(d) further provides that the election of state law does not create any rights in any third party, subject the Bank to the jurisdiction of the state court with respect to the Bank's corporate governance or indemnification practices or procedures, nor subject the Bank to any obligation to elect to follow other provisions of the state law, including without limitation, general board and shareholder procedural provisions, shareholder rights to obtain information from a corporation’s management or shareholder meeting rights. Section 12(d) of the Act grants authority to the Board of Directors of the Bank (Board), not the shareholders, to amend these Bylaws. Section 2. Election and Designation of State Law: Subject to, in whole and in part and not otherwise inconsistent with, the Act and federal law, rules, and regulations, the Bank elects to follow the Iowa Business Corporation Act, Chapter 490 (as may be amended from time to time), as it relates to the: i) directors' standard of care and ii) indemnification provisions in these Bylaws. Notwithstanding the foregoing, the election of state law does not create any rights in any third party nor subject the Bank to any obligation to elect to follow other provisions of the state law, including without limitation, general board and shareholder procedural provisions, shareholder rights to obtain information from a corporation’s management or shareholder meeting rights and the Bank confirms that jurisdiction and venue with respect to actions and proceedings involving matters addressed by these Bylaws shall be determined with reference to the Act, the Safety and Soundness Act and other

2 federal law, rules, and regulations applicable to the Bank. Section 3. Interpretation: In the event of any inconsistency between the statements in these Bylaws and any laws, rules, or regulations elected to be followed outside of the Act and federal law, rules, and regulations governing the Bank, the statements in the body of these Bylaws will control. The well-established rule of construction, sui generis (that is, looking to the language of the Bylaws themselves), shall be employed when construing the effect of the election of Iowa law that may be ambiguous or inapplicable to the Bank considering its establishment under authorizing statutes and federal law, rules, and regulations. The intent of the Bylaws shall control over the law of Iowa, and the Act, Safety and Soundness Act and applicable federal rules, and regulations shall be used to interpret the intent of the Bylaws. Section 4. References to applicable law and regulation: Unless otherwise noted, all references herein to applicable law” and/or “applicable regulation” shall have the meaning as set forth under sections 1 and 2 of this Article II. ARTICLE III Stockholders' Meeting Section 1. Annual Meeting: The Board may, at its option, provide for an annual meeting of the Bank’s stockholders (stockholders) in any particular year by the adoption of a resolution designating the date, time and place for such annual meeting. At any annual meeting of the stockholders, the Board or any officer thereof may submit such matters to the stockholders as they may deem to be appropriate. Section 2. Special Meetings: Special meetings of the stockholders may be called by the Board or the Bank’s President and may be held at such time and place as shall be stated in a notice of meeting. Section 3. Notice of Meetings: Any notice to stockholders required or permitted under the Act, regulations (including the rules and regulations of the Finance Agency made under the Act), or these Bylaws shall be provided in accordance with these Bylaws, except where a specific term of notice is specified by applicable law or regulation. Written notice of any annual or special meeting of stockholders stating the date, place, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each member not less than ten nor more than sixty days before the date of the meeting, unless otherwise required by applicable law or regulation. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice. Notice may be given personally or by private carrier or by mail sent in a postage prepaid envelope, addressed to the stockholder at its address as it appears on the records of the Bank, or by electronic mail, facsimile or other electronic means, to the facsimile number or electronic address to the stockholder as it appears on the records of the Bank. Notice may also be provided by posting the notice on an electronic network and delivering to the stockholder a separate record of the posting, together with comprehensible instructions regarding how to obtain access to

3 the posting on the electronic network. Notice by mail shall be deemed given at the time when the same shall be deposited in the mail, postage prepaid and deemed effective by personal delivery or private carrier when received by the stockholder. Notice by e l e c t r o n i c m a i l , facsimile, other electronic means, or posting to an electronic network shall be deemed given at the time the same shall be transmitted or posted to the network (following any applicable notice of posting). Any stockholder may waive notice of any meeting by submitting a signed written waiver of notice before or after the meeting. The attendance by a stockholder at a meeting shall constitute waiver of notice of such meeting unless the stockholder at the beginning of the meeting objects to the transaction of business because the meeting was not lawfully called or convened. If an annual or special meeting of stockholders is adjourned to a different date, place or hour, no notice of the new date, place or hour is required if they are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be provided to Stockholders entitled to notice of or to vote as of the new record date. Section 4. Voting: Each member of the Bank shall be entitled to vote at a meeting of the stockholders or otherwise only as and to the extent set forth in the Capital Plan of the Bank, as in effect from time to time, or applicable law or regulation. Section 5. Organization, Procedure: At each meeting of stockholders, the Chairperson of the Board or, in the Chairperson’s absence, the Vice Chairperson of the Board, or, in the absence of both, the Acting Chairperson shall serve as the presiding officer of the meeting. The presiding officer at each meeting shall conclusively determine the order of business, all matters of procedure and whether or not a proposal is proper business to be transacted at the meeting and has been properly brought before the meeting. The Secretary or, in the Secretary’s absence, the person whom the Chairperson of the meeting shall appoint to act as secretary, shall keep the minutes of the meeting. ARTICLE IV Directors Section 1. General Powers: The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Bank shall be under the direction of, the Board. Section 2. Number, Qualification and Elections: The Board shall consist of twenty-two directors or such other number of members as may be required by the Finance Agency, from time to time. The directors shall be elected in such manner and for such terms of office in accordance with the director election procedures as established by the Board and applicable law and regulation. Directors are divided into two classes: (1) those who are officers or directors of a member of the Bank (member directors); and (2) those who are not member directors, but are elected by a plurality of the votes of the members of the Bank from among eligible persons nominated by the Board after consultation with the Affordable Housing Advisory Council of the Bank (independent directors). Member directors must constitute a majority, but no more than sixty percent, of the members of the Board. Independent directors must comprise not less than forty percent of the members of the Board, and at least two independent directors must also qualify as public interest directors. Independent

4 directors shall be elected in an at-large election by a plurality of the members entitled to vote, and member directors shall be elected as representing members located in a particular state, in accordance with applicable law and regulation. Section 3. Removal: Any director of the Bank may be removed from the Board only for good cause and only upon vote of at least two thirds of the directors then in office (other than the director whose removal is sought) at a meeting that has been duly noticed and where there is a quorum as required under these Bylaws. Notice of intention to seek such removal shall be furnished to the director whose removal is sought at least 30 days prior to the date of the noticed Board meeting at which such removal will be considered. Such director shall be entitled to appear personally and address the directors attending such meeting. Removal for good cause, at a minimum, should be based upon (i) a material violation of the Bank’s Code of Ethics or other applicable Bank policy, (ii) a material willful violation in the course of performance of the director’s duties and obligations as provided under the Act and FHFA rules and regulations, (iii) a determination by the Board that continuation in office of such director would be materially harmful to the reputation of the Bank, or (iv) conduct, or a mental or physical condition, that raises substantial questions concerning the director’s ability to fulfill his or her duties and obligations. Pending and final removal actions under this section will be communicated to the FHFA. Section 4. Regular Meetings: Regular meetings of the Board may be held at such time and place (within the United States, its possessions and territories) as shall be determined from time to time by the Board; provided, however, that in-person meetings shall be held at least six times annually, or as may otherwise be required by applicable law, regulation, or the Finance Agency. Regular meetings may be held without notice thereof, but the Board may direct the Secretary of the Bank to give five days’ prior notice of such a meeting to each director. Section 5. Special Meetings: Except as otherwise specified in these Bylaws, meetings of the Board or a committee thereof may be called by its Chairperson, Vice Chairperson, or the President of the Bank or upon the written request of three or more directors stating the reason therefor. Written notice of any special meeting shall stipulate the date, time and place of such meetings, and shall contain a statement of the purpose or purposes of such meetings and shall be given to each director or each committee member, as the case may be, at least twenty-four hours before the meeting if notice is given by telephone, or by being personally delivered, or sent by electronic mail, facsimile, posting the notice on an electronic network together with comprehensible instructions regarding how to obtain access to the posting on the electronic network (following any applicable notice of posting) or other electronic means (electronic notice), or five days before the meeting if notice is given by mail or two days before the meeting if notice is given by private carrier. Notice by mail shall be deemed given at the time when the same shall be deposited in the mail, postage prepaid or by private carrier when appropriately given to such carrier, to the address of the director or committee member as reflected in the records of the Bank. Notice by e l e c t ron i c mai l , facsimile or o the r electronic means shall be deemed given at the time the same shall be transmitted to the electronic address or phone number, as the case may be, of the director or committee member as reflected in the records of the Bank. Notice by posting to an electronic network shall be deemed given when the notice is posted on an electronic network and upon the delivery to the Director of a separate record of the posting together with comprehensible instructions regarding how to obtain access to the posting on the electronic network. Any director may waive

5 notice of any special meeting. The attendance at a Board or committee meeting (including by way of teleconference) shall constitute waiver of notice of such meeting, unless the director at the beginning of the meeting objects to the transaction of any business because the meeting was not lawfully called or convened. Directors are deemed to have consented to receive electronic notices, unless they revoke such consent by delivery of a revocation to the Bank. Unless consent is so revoked, each director shall designate the address, location, or system to which notices, or notice of posting to an electronic network, may be electronically transmitted. Electronic notice provided in an electronic transmission includes material required or permitted to accompany the notice under applicable law or regulation. Section 6. Teleconferences: Except as required otherwise under applicable law, regulation or these Bylaws, any regular or special meeting of the Board or any meeting of any committee may be held by means of video conferencing, conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other; provided, however, that a decision to hold a meeting in such a manner must be made by the Chairperson or the President, or, if there is a vacancy in the position of Chairperson or during the absence or disability of the Chairperson , the President, the Vice Chairperson, or if the Chairperson, Vice Chairperson, and President are unavailable, the Acting Chairperson. Section 7. Quorum; Manner of Action: At any regular or special meeting of the Board, or a committee thereof, a majority of the directors currently holding office or a majority of the committee members, as the case may be, shall constitute a quorum for the transaction of business; provided, however, that in the event of an emergency (as defined in Section 8 of Article VIII of these Bylaws), all available members of the Board shall be considered a quorum for Board action in accordance with these Bylaws. Except as may be otherwise required by applicable law or these Bylaws, the act of the majority of the directors or committee members, as the case may be, present at a meeting at which a quorum is present shall be the act of the Board or the committee, as the case may be. Unless otherwise required by the context, all references in these Bylaws to a majority of the directors, to a majority of the Board, or similar references, shall mean a majority of directors present at a meeting at which a quorum is present. Unless otherwise required by the context, all references in these Bylaws to a majority of the entire Board, or similar references, shall mean a majority of the authorized directors. In the absence of a quorum at any meeting of the Board or any committee thereof, a majority of the directors present may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors or committee members, as the case may be, unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice need be given only to the directors or committee members, as the case may be, who were not present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the originally called meeting. Section 8. Officers of the Board: The officers of the Board shall be a Chairperson and a Vice Chairperson as shall be elected by a majority of the entire Board. The Chairperson and Vice Chairperson may be either member or independent directors, but at least one office shall always be held by a member director. The term of office of the Chairperson and Vice Chairperson shall be two

6 years, and an individual may not serve more than two consecutive full terms as Chair or more than two full consecutive terms as Vice Chair. If an individual’s term as a director terminates prior to the expiration of the individual’s term as Chairperson or Vice Chairperson, a new Chairperson or Vice Chairperson, as the case may be, shall be elected from among the directors by a majority of the entire Board as soon as possible thereafter. If there is a vacancy in the position of Chairperson or during the absence or disability of the Chairperson, the Vice Chairperson shall act as Chairperson. An Acting Chairperson shall be elected from among the directors by a majority vote of the entire Board to serve for any period during which the Chairperson and Vice Chairperson are not available to carry out the requirements of that position for any reason. The Secretary of the Bank shall be the Secretary of the Board, and the Secretary or such other individual as may be so designated shall keep the minutes of all meetings of the Board and its committees. The officers shall have such duties as are usually incident to their respective offices and such as may be assigned to them by the Board. Section 9. Order of Business: At meetings of the Board, business shall be transacted in such order as from time to time the Chairperson may determine. At all meetings of the Board, the Chairperson, or in the Chairperson’s absence the Vice Chairperson, or in the absence of both of these officers, the Acting Chairperson, as applicable, shall preside. Section 10. Resignations; Vacancies: Any director of the Bank may resign from the Board or a committee at any time by giving notice of resignation to the Bank. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. The acceptance of such resignation shall not be necessary to make it effective. Any vacancy in the Board shall be filled in accordance with applicable law and regulation. Section 11. Removal: Any member of the Board or the President of the Bank may convene a meeting of the Board to determine whether the Chairperson, Vice Chairperson or Acting Chairperson should be removed from office for good cause. At such meeting, the person calling the meeting shall report fully on the reason for the meeting. If a majority of the Board determines that there is an adequate basis to conclude that good cause may exist for removal, then the Audit Committee of the Board shall be charged with the responsibility for making a full investigation of the facts bearing on whether the Chairperson, Vice Chairperson or Acting Chairperson should be removed for good cause and for recommending the action to be taken, if any, in a particular case. All Audit Committee members, unless a member is a person(s) who is the subject of the investigation, shall be permitted to participate in the deliberations and actions of the Audit Committee. The Audit Committee shall provide the person who is the subject of the investigation with a reasonable opportunity to be heard and to respond to the charges. After completion of the investigation, the Audit Committee shall report to the Board at a regular meeting or a special meeting called for such purpose with respect to its investigation and its recommendation as to action to be taken, if any. Upon receiving such recommendation, the Board by majority vote of the directors, except for the person(s) who is the subject of the investigation, may remove the respective Chairperson, Vice Chairperson or Acting Chairperson for good cause. Removal of the Chairperson, Vice Chairperson or Acting Chairperson shall not by itself affect such individual’s right to continue as a director. Section 12. Action in Lieu of Meeting: Unless restricted by law or regulation, any action

7 required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all of the directors currently holding office or members of such committee, as the case may be, give their written consent thereto and such writing or writings are filed with the minutes of the Board or the committee, as the case may be. Action taken by written consent without a meeting is effective when the last director executes the consent, unless the consent specifies a later effective date. Section 13. Presumed Assent: A director who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless: (a) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting any business at the meeting; (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Bank within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken. ARTICLE V Committees Section 1. Executive and Governance Committee: The Executive and Governance Committee shall consist of not less than five members of the Board. The Board Chairperson and Vice Chairperson and the Chair of each Board committee shall be a member of the Executive and Governance Committee. Other directors may also be designated by the Board as Executive and Governance Committee members. During the intervals between the meetings of the Board, the Executive and Governance Committee shall possess and may exercise all of the powers of the Board in the direction of the affairs of the Bank; provided, however, that the Executive and Governance Committee shall possess no authority to (i) appoint the President of the Bank; (ii) amend or repeal these bylaws; (iii) declare any dividends; or (iv) take any other action specifically reserved by law, regulation, the Organization Certificate, or these Bylaws for action solely by the full Board. All actions by the Executive and Governance Committee shall be reported to the Board at its meeting next succeeding such action. Section 2. Audit Committee: The Board of Directors shall establish an Audit Committee, which shall consist of at least five directors meeting the criteria established by the Act and Finance Agency rules and regulations. The Audit Committee shall have and may exercise such power and authority as may be established by the Board of Directors and shall meet at least quarterly and on other occasions as required. Section 3. Other Board Committees: The Board may, by resolution adopted by a majority of the Board, designate one or more additional committees, each committee to consist of two or more directors. Any committee required by the Act or other applicable law or regulation shall be established pursuant to, and shall at all times comply with, such applicable requirements. The Board or its designee shall also designate the Chair, Vice Chair and other members of each committee. All committees shall, to the extent possible, include a member director and an independent director. A committee shall be established in compliance with all such applicable law and applicable regulations,

8 to the extent allowed by law and regulation, and in accordance with these Bylaws, have and may exercise all the powers and authority granted to it by the Board. All committees shall, subject to Board approval, establish a committee charter that sets forth the purpose and operation of the committee. All committees shall meet as necessary, and shall report to the Board as and when required. The Chairman of the Board shall be an ex officio member of every Board committee but is not required to attend all meetings. Section 4. Alternate Committee Members: If any member of a committee is unavailable for duty, any other member of the Board who may be selected by the Chairperson of the Board or the Chairperson of the committee may serve and shall be empowered to act as an alternate member of the committee. In the event of a national emergency, if all of the persons authorized to call a meeting of a committee are unavailable for duty, a meeting may be called by any other member of the Board, or the President. ARTICLE VI Officers and Employees Section 1. Officers: Appointments of Bank officers shall be made in compliance with the requirements of the Act and the rules and regulations of the Finance Agency. The appointment of the Chief Audit Officer shall be made by the Audit Committee of the Board, and the appointment of the Chief Risk and Compliance Officer shall be made by the President jointly with the Risk and Compliance Committee of the Board. The Board shall appoint the officers of the Bank, or in its sole discretion it may elect to delegate to the President the authority to appoint officers of the Bank. The President shall be the chief executive officer and be appointed by and directly report to the Board, and shall be primarily responsible for the operation and management of the Bank. All officers shall hold office until their respective successors are elected and qualified or until the officer’s death, resignation or removal in the manner hereinafter provided. The Board may also appoint such other officers as they shall deem necessary. The officers shall have such powers and duties as are usually incident to their respective offices and such as may be assigned to them by the President or the Board. They shall have full responsibility for the operation of the Bank under the direction of the Board. They shall make a full report to the committees of the Board of matters under consideration or to be considered by such committee and shall see that a full report of the operation of the Bank is made to the Board at each regular meeting. Section 2. Resignations; Removal; Vacancies: Any officer of the Bank may resign at any time by giving written notice of resignation to the Bank. Any such resignation shall take effect at the time specified therein or such earlier time as the President shall designate or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. The acceptance of such resignation shall not be necessary to make it effective. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board or the President, in accordance with Section 1 of this Article VI. In the case of the absence of any officer of the Bank or for any reason deemed sufficient, the powers or duties of that officer may be transferred to any other officer or to any employee of the Bank, provided such transfer is reported to the full Board. Any officer may be removed by the Board at any time, with or without cause. The President may remove any officer appointed by the President at any time, with or without cause.

9 ARTICLE VII Capital Stock Section 1. Ownership: The Bank shall issue shares of stock in accordance with the Capital Plan of the Bank and subject to applicable law and regulation. Stock ownership shall be evidenced by the stock records of the Bank. Section 2. Transfers, Repurchases and Redemptions: Transfers, repurchases and redemptions of shares of stock of the Bank shall be effectuated in accordance with the Capital Plan of the Bank and subject to applicable law and regulation. No transfer of shares of stock of the Bank shall be effective unless such transfer has been recorded on the books of the Bank. Section 3. Dividends: Subject to the provisions of the Capital Plan of the Bank and applicable law and regulation, the Board may declare and pay dividends on the capital stock of the Bank. ARTICLE VIII General Provisions Section 1. Corporate Seal: The seal of the Bank shall be in such form as is approved by the Board by resolution, and such seal, or facsimile thereof, may be imprinted or affixed by any process or in any manner reproduced. The seal shall be in the charge of the Secretary and a duplicate of the seal may be kept and used by such officers as may be designated by the Secretary. Section 2. Signing of Papers: All contracts, deeds, bonds, assignments, releases, checks, drafts, or orders for payment, or other documents of the Bank shall be signed in the name of the Bank by such officers or employees as may from time to time be designated by the Bank’s President, unless the Board has otherwise directed. Section 3. Bylaw Amendments: These Bylaws may be altered, amended or repealed and new bylaws may be adopted at any meeting of the Board at which a quorum is present, by a majority vote of the directors present at the meeting so long as notice of the action proposed to be taken in respect of the Bylaws shall have been given to each director prior to such meeting. Section 4. Books and Records: The Bank shall: (a) Keep as permanent records minutes of all meetings of its stockholders and the Board, a record of all actions taken by the stockholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the Bank. Minutes of all stockholder meetings and Board meetings shall be signed by the presiding officer or director and attested to by the Secretary or any other officer or director appointed to act as secretary at such meetings. Copies of such minutes shall be preserved by the Bank in the custody of the Secretary but available to any member of the Finance Agency or to its examiners or other official representatives.

10 (b) Maintain appropriate accounting records. (c) Maintain a record of its stockholders, in a form that permits preparation of a list of the names and addresses of all stockholders, in alphabetical order by class of shares showing the number and class of shares held by each. (d) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time. (e) Keep a copy of the following records at its principal office: (i) the Organization Certificate and all amendments thereto as currently in effect; (ii) these Bylaws and all amendments thereto as currently in effect; (iii) the minutes of all meetings of stockholders and records of any action taken by stockholders without a meeting; (iv) the financial statements from annual and quarterly reports, for the past six years; and (v) all communications in the form of a record to stockholders generally within the past six years; and a list of the names and business addresses of the current Directors and officers. Section 5. Budget: Annually, the President of the Bank shall prepare and submit to the Board a proposed budget for the following calendar year. The Board shall promptly consider the proposed budget and shall adopt a budget. Section 6. Operations: The Bank shall operate and do business within the provisions of the Act, the Organization Certificate, these Bylaws, any other applicable law and regulation, and such directives not inconsistent with the foregoing as the Board may from time to time adopt. Section 7. Fiscal Year: The fiscal year of the Bank shall begin on the first day of January. Section 8. Emergency Acts: In the event of an emergency, the President (or in his or her absence, two or more of the highest ranking and available officers of the Bank), is authorized to declare that an emergency exists and to take such actions as are considered necessary or appropriate in order to address such emergency or to provide for the uninterrupted continuance of the business of the Bank. To the extent possible or practicable, the entire Board shall be notified of the emergency and of the emergency actions being considered. Notwithstanding the preceding, whenever the aforementioned officers are of the opinion that an emergency exists and that notification to the Board is not possible or is impractical under the circumstances, such officers shall have authority to declare that an emergency exists and to take such actions as they deem to be necessary or appropriate to effectuate the purposes of this provision. In the event of an emergency, all available members of the Board shall be considered a quorum for Board action. Any provisions of these Bylaws and any Board resolutions that are contrary to this provision shall be suspended until it shall be determined by said officers or Board members that the conduct and management of the Bank shall resume under the

11 otherwise applicable Bylaws provisions and resolutions. For purposes of this provision, “emergency” means any condition that: (i) significantly interferes, or may significantly interfere, with the conduct of normal business operations of the Bank; or (ii) poses an imminent or existing threat to the safety and security of persons or property, or both. Without limitation, an emergency condition, as defined hereinabove, may arise as a result of any one or more of the following: fire; earthquake; flood; wind, rain or snow storm; power failure; labor dispute; transportation failure; war or warlike condition; act or threatened act of terrorism; bombing or bomb threat; and riot, civil commotion or other acts of lawlessness or violence. Article IX Indemnification Section 1. Definitions and Rules of Construction: (a) Definitions for purposes of this Article IX. (i) “Advancement of expenses” has the meaning set forth in Section 6 of this Article IX. (ii) “Finally adjudged” means determined by a final judicial decision from which there is no further right to appeal. (iii) “Indemnitee” has the meaning set forth in Section 2 and 3 of this Article IX. (iv) “Liability” means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding. (v) “Party” includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding. (vi) “Proceeding” means any threatened, pending, or completed claim, action, suit, hearing, arbitration, alternate dispute resolution mechanism, or proceeding, whether brought by or in the right of the Bank or otherwise, whether of a civil, criminal, administrative, or investigative nature and whether formal or informal, including any appeal or other proceeding for review. (vii) “Settlement” includes entry of a judgment by consent or confession or a plea of guilty or nolo contendere. (viii) “Undertaking” has the meaning set forth in Section 6 of this Article IX. (b) Unless the context otherwise requires, references in this Article IX to any individual or other person, including the Bank, shall include the estate, personal representative, successors, assigns, executor and administrator thereof. The provisions of this Article IX shall apply to any application for indemnification of an indemnitee that is pending on or filed after the effective date of this Article IX, without regard to whether the application for indemnification concerns actions

12 taken prior to the effective date of this Article IX. Section 2. Indemnification in Actions Other Than Those By or In the Right of the Bank: Subject to the restrictions of applicable law including, without limitation, 12 C.F.R. 1239.3(c), the Bank shall indemnify any director or officer of the Bank, who was or is a party, or who is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Bank by reason that the person who is or was a director or officer, respectively, of the Bank, or who, while a director or officer of the Bank, is or was serving at the Bank’s request as a director, officer, partner, trustee, employee, or agent of the Advisory Council or another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity or other independent body, whether acting in their official capacity or otherwise (“indemnitee”), against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding, if he or she acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the Bank and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Bank and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Section 3. Indemnification in Actions By or In the Right of the Bank: Subject to the restrictions of applicable law, the Bank shall indemnify any director or officer of the Bank, who was or is a party, or who is threatened to be made a party, to any threatened, pending, or completed action or suit by, or in the right of, the Bank to procure a judgment in its favor, by reason that the person who is or was a director or officer, respectively, of the Bank, or who, while a director or officer of the Bank, is or was serving at the Bank’s request as a director, officer, partner, trustee, employee, or agent of the Advisory Council or another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity or other independent body, whether acting in their official capacity or otherwise (“indemnitee”), against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Bank; except that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Bank, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 4. Mandatory Indemnification of Expenses in Successful Defenses: To the extent that an indemnitee has been wholly successful, on the merits or otherwise, in defense of any proceeding referred to in Section 2 or Section 3 of this Article IX or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) and reasonably incurred by him or her in connection therewith.

13 Section 5. Restrictions on Indemnification: No indemnification shall be provided to any indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for any transaction with respect to which it was finally adjudged that the indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the Bank is otherwise prohibited by applicable law or regulation from paying indemnification. Section 6. Advancement of Expenses: The right to indemnification conferred in this Article IX shall include the right to be paid by the Bank the reasonable expenses incurred in defending any proceeding in advance of its final disposition (“advancement of expenses”). An advancement of expenses shall be made upon delivery to the President of the Bank or, if the indemnitee is its President, to the General Counsel of the Bank, of an undertaking (“undertaking”), by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be finally adjudged that the indemnitee is not entitled to be indemnified. Section 7. Right of Indemnitee to Bring Suit: If a claim under Section 2, 3 or 4 of this Article IX is not paid in full by the Bank within 60 days after a written claim has been received by the Bank, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 30 days, the indemnitee may at any time thereafter bring suit against the Bank to recover the unpaid amount of the claim. If successful, in whole or in part, in any such suit or in a suit brought by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of litigating the suit. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the Bank) and thereafter the Bank shall have the burden of proof to overcome the presumption that the indemnitee is so entitled. Section 8. Nonexclusivity of Rights: The right to indemnification and the advancement of expenses conferred in this Article IX shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Organization Certificate or Bylaws of the Bank, general or specific action of the Board, contract or otherwise. Notwithstanding any amendment or repeal of this Article IX, or of any amendment or repeal of any of the procedures that may be established by the Board pursuant to this Article IX, any indemnitee shall be entitled to indemnification in accordance with the provisions of these Bylaws and those procedures with respect to any acts or omissions of the indemnitee occurring prior to the amendment or repeal. Notwithstanding the foregoing, no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, officer, employee or agent pursuant to this Section 8 by the Bank that would be prohibited by applicable law including, without limitation, 12 C.F.R. 1239.3(c). Section 9. Insurance, Contracts and Funding: The Bank may maintain insurance, at its expense, to protect itself or any indemnitee against any expense, liability or loss, whether or not the Bank would have the authority or right to indemnify the person against the expense, liability or loss under the Act or applicable law and regulation. The Bank may enter into contracts with any director, officer, partner, trustee, employee or agent of the Bank in furtherance of the provisions of this Article IX and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of the amounts as may be necessary to effect

14 indemnification as provided in this Article IX. Section 10. Indemnification of Employees and Agents of the Bank: In addition to the rights of indemnification set forth in Sections 2, 3 and 4, the Bank may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the Bank (a) with the same scope and effect as the provisions of this Section with respect to indemnification and the advancement of expenses of directors and officers of the Bank or (b) as are otherwise consistent with law and regulation. Section 11. Authorization for Indemnification: Any indemnification under Section 2 and 3 of this Article IX (unless ordered by a court) shall be made by the Bank only upon a determination in the specific case that indemnification of the director, officer, or employee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 2 or Section 3 above, as the case may be. Such determination shall be made after such investigation and review as determined necessary by: (a) a majority of (i) disinterested directors of the Bank, of whom shall constitute a quorum, acting by resolution duly adopted by such directors, (ii) the members of a committee of two or more disinterested directors designated by a majority vote of the disinterested directors, of whom shall constitute a quorum; or (b) if such disinterested directors are unable to adopt such a resolution, by independent legal counsel selected by: (i) a majority of the disinterested directors, of whom shall constitute a quorum, and (ii) if there are no disinterested directors, then by the Board of Directors in which the disinterested directors may participate. Section 12. Restrictions on Indemnification Rights and Payments Arising From Administrative Proceedings or Civil Actions Initiated by the Federal Housing Finance Agency (“FHFA”). Notwithstanding anything herein to the contrary, for indemnification claims and requests in connection with an administrative proceeding or civil action that has been initiated by the FHFA: (1) there shall be no indemnification that is otherwise available under this Article IX, as such indemnification is qualified by 12 C.F.R. 1231.4(b), unless the Board of the Directors finds indemnification is proper in accordance with its due investigation carried out in accordance with the Board’s obligations as provided by 12 C.F.R. 1231.4(c), and (2) regardless of any Board finding, there shall be no such indemnification if: (a) the subject matter of the claim, action, suit or proceeding results in a final and non-reviewable order or settlement in which the person seeking indemnification is found culpable or admits culpability, respectively, for violating a law or regulation that is the basis for the charges to which claims for indemnification specifically relate; or (b) the affiliated party seeking indemnification is subject to a final and non-reviewable prohibition order under 12 U.S.C. 4636a.